EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated August 10, 2016, on our audit of the financial statements of Greenhouse Solutions, Inc. as of March 31, 2016 and 2015, which report is included in the Annual Report on Form 10-K for 2016 filed with the Securities and Exchange Commission on August 12, 2016.

September 21, 2016

/s/ B F Borgers CPA PC

______________________________

B F Borgers CPA PC

Lakewood, CO